Exhibit 8.1

                              LIST OF SUBSIDIARIES
                              --------------------


                                                       JURISDICTION OF
           COMPANY                                     INCORPORATION
-----------------------------------------------        ---------------

Ceragon Networks (UK) Limited                          England
Ceragon Networks Latin America, Inc.                   Florida
Ceragon Networks SARL                                  France
Ceragon Networks Gmbh                                  Germany
Ceragon Networks (HK) Limited                          Hong Kong
Ceragon Networks, S.A. de C.V.                         Mexico
Ceragon Networks, Inc.                                 New Jersey